EXHIBIT 4.1

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BANK ONE AUTO SECURITIZATION TRUST 200_-_

AMENDED AND RESTATED TRUST AGREEMENT

between

BANK ONE AUTO SECURITIZATION LLC,

as Depositor

and

______________,

as Owner Trustee

Dated as of ________, 200_

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TABLE OF CONTENTS

Page

ARTICLE I  DEFINITIONS.

2

SECTION 1.1.  Capitalized Terms

2

SECTION 1.2.  Other Interpretive Provisions

2

ARTICLE II  ORGANIZATION.

3

SECTION 2.1.  Name

3

SECTION 2.2.  Office

3

SECTION 2.3.  Purposes and Powers

3

SECTION 2.4.  Appointment of Owner Trustee

4

SECTION 2.5.  Initial Capital Contribution of Trust Estate

5

SECTION 2.6.  Declaration of Trust

5

SECTION 2.7.  Organizational Expenses; Liabilities of the Holders

5

SECTION 2.8.  Title to Issuer Property

5

SECTION 2.9.  Situs of the Issuer

6

SECTION 2.10.  Representations and Warranties of the Depositor

6

SECTION 2.11.  Covenants of the Certificateholders

7

SECTION 2.12.  Federal Income Tax Matters.

8

ARTICLE III  CERTIFICATES AND TRANSFER OF INTERESTS.

9

SECTION 3.1.  Initial Ownership

9

SECTION 3.2.  The Certificates

9

SECTION 3.3.  Authentication of Certificates

9

SECTION 3.4.  Registration of Transfer and Exchange of Certificates.

9

SECTION 3.5.  Mutilated, Destroyed, Lost or Stolen Certificates

10

SECTION 3.6.  Persons Deemed Certificateholders

11

SECTION 3.7.  Access to List of Certificateholders’ Names and Addresses

11

SECTION 3.8.  Maintenance of Office or Agency

11

SECTION 3.9.  Appointment of Paying Agent

11

SECTION 3.10.  Form of the Certificates

12

SECTION 3.11.  Transfer Restrictions

12

SECTION 3.12.  Legending of Certificates

15

ARTICLE IV  ACTIONS BY OWNER TRUSTEE.

16

SECTION 4.1.  Prior Notice to Certificateholders with Respect to Certain Matters

16

SECTION 4.2.  Action by Certificateholders with Respect to Certain Matters

17

SECTION 4.3.  Action by Certificateholders with Respect to Bankruptcy

18

SECTION 4.4.  Restrictions on Certificateholders’ Power

18

SECTION 4.5.  Certificateholder Control

18

SECTION 4.6.  Execution of Documents

18

ARTICLE V  OF TRUST FUNDS; CERTAIN DUTIES.

18

SECTION 5.1.  Establishment of Certificate Distribution Account

18

SECTION 5.2.  Application of Funds in Certificate Distribution Account

19

SECTION 5.3.  Method of Payment

19

SECTION 5.4.  No Segregation of Monies; No Interest

19

SECTION 5.5.  Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others

20

SECTION 5.6.  Signature on Returns; Tax Matters Partner

20

ARTICLE VI  AUTHORITY AND DUTIES OF OWNER TRUSTEE.

20

SECTION 6.1.  General Authority

20

SECTION 6.2.  General Duties

21

SECTION 6.3.  Action upon Instruction

21

SECTION 6.4.  No Duties Except as Specified in this Agreement or in Instructions

22

SECTION 6.5.  No Action Except under Specified Documents or Instructions

22

SECTION 6.6.  Restrictions

22

ARTICLE VII  CONCERNING OWNER TRUSTEE.

23

SECTION 7.1.  Acceptance of Trusts and Duties

23

SECTION 7.2.  Furnishing of Documents

24

SECTION 7.3.  Representations and Warranties

24

SECTION 7.4.  Reliance; Advice of Counsel

25

SECTION 7.5.  Not Acting in Individual Capacity

25

SECTION 7.6.  The Owner Trustee Not Liable for Certificates or Receivables

25

SECTION 7.7.  The Owner Trustee May Own Certificates and Notes

26

ARTICLE VIII  COMPENSATION OF OWNER TRUSTEE.

26

SECTION 8.1.  The Owner Trustee’s Fees and Expenses

26

SECTION 8.2.  Indemnification

26

SECTION 8.3.  Payments to the Owner Trustee

27

ARTICLE IX  TERMINATION OF TRUST AGREEMENT.

27

SECTION 9.1.  Termination of Trust Agreement

27

ARTICLE X  SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES.

28

SECTION 10.1.  Eligibility Requirements for the Owner Trustee

28

SECTION 10.2.  Resignation or Removal of the Owner Trustee

28

SECTION 10.3.  Successor Owner Trustee

29

SECTION 10.4.  Merger or Consolidation of the Owner Trustee

30

SECTION 10.5.  Appointment of Co-Trustee or Separate Trustee

30

ARTICLE XI  MISCELLANEOUS.

31

SECTION 11.1.  Supplements and Amendments

31

SECTION 11.2.  No Legal Title to Owner Trust Estate in Certificateholders

32

SECTION 11.3.  Limitations on Rights of Others

32

SECTION 11.4.  Notices

33

SECTION 11.5.  Severability

33

SECTION 11.6.  Separate Counterparts

33

SECTION 11.7.  Successors and Assigns

33

SECTION 11.8.  No Petition

33

SECTION 11.9.  No Recourse

33

SECTION 11.10.  Headings

34

SECTION 11.11.  GOVERNING LAW

34

SECTION 11.12.  The Servicer

34

SECTION 11.13.  Sale and Servicing Agreement

34

EXHIBITS

     Exhibit A        Form of Certificate

     Exhibit B        Form of Transferor Certificate

     Exhibit C        Form of Transferee Certificate

This AMENDED AND RESTATED TRUST AGREEMENT is made as of _________, 200_ (as from time to amended, supplemented or otherwise modified and in effect, this “Agreement”) between BANK ONE AUTO SECURITIZATION LLC, a Delaware limited liability company (in its capacity as depositor, the “Depositor”), and ______________, a ______________, (the “Owner Trustee”).

WHEREAS, the Depositor and the Owner Trustee entered into that certain Trust Agreement dated as of _______, 200_ (the “Original Trust Agreement”), pursuant to which the Trust was created; and

WHEREAS, the Depositor and the Owner Trustee have agreed to amend and restate the Original Trust Agreement.

NOW THEREFORE, in consideration of the mutual agreement contained herein, the agreements contained in the other Basic Documents, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Trust is hereunder continued and the Original Trust Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I  DEFINITIONS.

SECTION 1.1.  Capitalized Terms.  Capitalized terms are used in this Agreement as defined in Appendix X to the Sale and Servicing Agreement, dated as of ______, 200_, (the “Sale and Servicing Agreement”), among the trust established by this Agreement, Bank One Auto Securitization LLC, as Seller, Bank One, National Association, as Servicer, and __________, as Indenture Trustee, as the same may be amended and supplemented from time to time.

SECTION 1.2.    Other Interpretive Provisions.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the State of New York and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) references to any law or regulation refer to that law or regulation as amended from time to time; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (i) terms shall be equally applicable to both the singular and the plural forms thereof.

ARTICLE II  ORGANIZATION.

SECTION 2.1.  Name.  The trust created hereby shall be known as “Bank One Auto Securitization Trust 200_-_”, in which name the Owner Trustee may conduct the business of such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued on behalf of the Trust.

SECTION 2.2.  Office.  The office of the Issuer shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

SECTION 2.3.  Purposes and Powers.  (a) The purpose of the Issuer is, and the Issuer shall have the power and authority, to engage in the following activities:

(i)

to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell, transfer and exchange the Notes and the Certificates and to pay interest on and principal of the Notes and distributions on the Certificates;

(ii)

to acquire the property and assets set forth in the Sale and Servicing Agreement from the Depositor pursuant to the terms thereof, to make deposits to and withdrawals from the Reserve Account and to pay the organizational, start-up and transactional expenses of the Issuer;

(iii)

to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Issuer pursuant to, the Indenture;

(iv)

to enter into and perform its obligations under the Basic Documents to which it is a party;

(v)

to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(vi)

subject to compliance with the Basic Documents to which the Issuer is a party, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

(b)

In addition, the Issuer shall comply with the following requirements:

(i)

maintain books and records separate from any other Person;

(ii)

maintain its office and bank accounts separate from any other Person;

(iii)

conduct its own business in its own name and use stationery or other business forms under its own name and not that of any Certificateholder or any Affiliate;

(iv)

other than as contemplated by the Basic Documents, pay its own liabilities and expenses only out of its own funds;

(v)

observe all formalities required under the Statutory Trust Act;

(vi)

not guarantee or become obligated for the debts of any other Person;

(vii)

not hold out its credit as being available to satisfy the obligation of any other Person;

(viii)

not acquire the obligations or securities of its Certificateholders or its Affiliates;

(ix)

other than as contemplated by the Basic Documents, not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other Person;

(x)

other than as contemplated by the Basic Documents and related documentation, not pledge its assets for the benefit of any other Person;

(xi)

hold itself out as a separate entity from each Certificateholder and not conduct any business in the name of any Certificateholder;

(xii)

correct any known misunderstanding regarding its separate identity;

(xiii)

not identify itself as a division of any other Person; and

(xiv)

except as required or specifically provided in this Agreement, conduct business with the Certificateholders or any Affiliate thereof on an arm’s-length basis.

The Issuer is hereby authorized to engage in the activities stated in paragraphs (a) and (b) above. The Issuer shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

SECTION 2.4.  Appointment of Owner Trustee.  The Depositor hereby appoints the Owner Trustee as trustee of the Issuer effective as of the date hereof, to have all the rights, powers and duties set forth herein.

SECTION 2.5.  Initial Capital Contribution of Trust Estate.  Pursuant to the Original Trust Agreement, the Depositor has sold, assigned, transferred, conveyed and set over to the Owner Trustee, as of the date thereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date thereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account.

SECTION 2.6.  Declaration of Trust.  The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Issuer under the Basic Documents to which the Issuer is a party. It is the intention of the parties hereto that the Issuer constitutes a trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for federal income tax purposes and, to the extent permitted by law, for purposes of applicable state income or franchise tax purposes, the Notes will be characterized as debt and until the Certificates are held by more than one Person, the Issuer will be disregarded as an entity separate from the Person that owns the Certificates.  At such time that the Certificates are held by more than one Person, it is the intention of the parties hereto that, solely for federal income tax purposes, the Issuer shall be treated as a partnership, with the assets of the partnership being the Receivables and other assets held by the Issuer, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. The Depositor and the Certificateholders by acceptance of a Certificate agree to such treatment and agree to take no action inconsistent with such treatment.  The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary tax returns, reports and other forms consistent with the characterization of the Trust as a division of the Person that owns the Certificates if there is just one Certificateholder, or as a partnership otherwise.  Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith, in the Statutory Trust Act with respect to accomplishing the purposes of the Trust.  The Owner Trustee shall file the Certificate of Trust with the Secretary of State.

SECTION 2.7.  Organizational Expenses; Liabilities of the Holders.  (a) The Depositor shall pay organizational expenses of the Issuer as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

(b)

No Certificateholder shall have any personal liability for any liability or obligation of the Trust.

SECTION 2.8.  Title to Issuer Property.  (a) Legal title to all the Owner Trust Estate shall be vested at all times in the Issuer as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

(b)

The Certificateholders shall not have legal title to any part of the Owner Trust Estate.  The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

SECTION 2.9.  Situs of the Issuer.  The Issuer will be located and administered in the State of Delaware.  All bank accounts maintained by the Owner Trustee on behalf of the Issuer shall be located in the State of New York. Payments will be received by the Issuer only in Delaware or New York, and payments will be made by the Issuer only from Delaware or New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee, in its individual capacity, the Servicer or any agent of the Issuer from having employees within or without the State of Delaware. The only office of the Issuer will be at the Corporate Trust Office in Delaware.

SECTION 2.10.  Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants to the Owner Trustee that:

(a)

Organization and Good Standing.  The Depositor is duly organized and validly existing as a Delaware limited liability company with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)

Due Qualification.  The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses and approvals, except where the failure to have such qualifications, licenses and approvals would not have a material adverse effect on the Depositor.

(c)

Power and Authority.  The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms and the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Depositor has duly authorized such sale and assignment and deposit to the Issuer by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor.

(d)

No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement, of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(e)

No Proceedings.  There are no proceedings or investigations pending or, to the Depositor’s best knowledge, threatened against it before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties:  (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor or its obligations under, or the validity or enforceability of, this Agreement or (iv) which might adversely affect the federal income tax attributes, or applicable state tax franchise or income tax attributes, of the Notes and the Certificates.

SECTION 2.11.  Covenants of the Certificateholders.  Each Certificateholder by becoming a holder of a Certificate agrees:

(a)

to be bound by the terms and conditions of the Certificates of which such Certificateholder is the beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of a Certificateholder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee and all other Certificateholders present and future;

(b)

to hereby authorize the Seller so long as it is a Certificateholder to sign any federal income tax information return filed on behalf of the Trust and agree that, if the Seller is not a Certificateholder and the Certificateholder is so requested by the Trust, it will sign such federal income tax information return in its capacity as holder of an interest in the Trust. Each Certificateholder also hereby agrees that in its tax returns it will not take any position inconsistent with those taken in any tax returns filed by the Trust;

(c)

if such Certificateholder is other than an individual or other entity holding its Certificate through a broker who reports securities sales on Form 1099-B, to notify the Owner Trustee in writing of any transfer by it of a Certificate in a taxable sale or exchange, within 30 days of the date of the transfer; and

(d)

until the completion of the events specified in Section 9.1(e), not to, for any reason, institute proceedings for the Trust to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or cause or permit the Trust to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

SECTION 2.12.  Federal Income Tax Matters.

(a)

Treatment of Notes as Indebtedness.  The Seller, the Owner Trustee and each Certificateholder intend and agree to treat, and to take no action inconsistent with the treatment of, the Notes as indebtedness for federal income tax purposes and for purposes of applicable state or local income taxes, franchise taxes, and any other taxes imposed upon or measured by net income.

(b)

Allocations.  Net income of the Trust for any month as determined for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated:

(i)

for so long as all of the Certificates are owned by one Person, the Trust shall be disregarded as an entity separate from that Person such that net income of the Trust for any month as determined solely for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated to that Person and treated in the same manner as if the Trust were a division or branch of that Person; and

(ii)

in the event that there is a transfer (as such term is defined for federal income tax purposes) of any Certificates and there is more than one owner of Certificates for federal income tax purposes, net income of the Trust for any month as determined solely for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated pro rata to the Certificateholders based on their Certificate Percentage Interests.

(c)

Tax Treatment.  Notwithstanding the above, if any Class of Notes is deemed for federal income tax purposes (or for purposes of any state, local, or other income tax, franchise tax or other tax imposed upon or measured by net income) to represent an equity interest in the Issuer, it is the intent and agreement of the parties hereto that the Issuer shall, to the extent permitted by law, be treated for purposes of any such tax which treats Notes in such manner as a partnership among the affected Class of Noteholders and the Certificateholder.  In the event such a partnership is deemed to exist, the net income of the Issuer for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated in such manner as to cause to the greatest extent possible the Certificateholder and each Noteholder to recognize net taxable income or loss at such time, and in such amounts, as each such person would have recognized such income or loss if such Notes had not been recharacterized as an equity interest in the Issuer.

ARTICLE III  CERTIFICATES AND TRANSFER OF INTERESTS.

SECTION 3.1.  Initial Ownership.  Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust.

SECTION 3.2.  The Certificates.  The Certificates shall be executed on behalf of the Issuer by manual or facsimile signature of an authorized officer of the Owner Trustee, and the Owner Trustee shall have the power and authority and it is hereby authorized and empowered, in the name and on behalf of the Trust to authorize, execute, issue and deliver the Certificates. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.  If a transfer of the Certificates is permitted pursuant to Section 3.11, a transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee’s acceptance of a Certificate duly registered in such transferee’s name pursuant to Section 3.4.

SECTION 3.3.  Authentication of Certificates.  Concurrently with the initial sale of the Receivables to the Issuer pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates in an aggregate Certificate Percentage Interest equal to 100% to be executed on behalf of Issuer, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, its chief financial officer, its chief accounting officer, any vice president, its secretary, any assistant secretary, its treasurer or any assistant treasurer, without further corporate action by the Depositor. No Certificate shall entitle its Holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

SECTION 3.4.  Registration of Transfer and Exchange of Certificates.

(a)

The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  [______________] shall be the initial Certificate Registrar.  No certificate may be sold, transferred, assigned, participated, pledged, or otherwise disposed of to any Person except in accordance with the provisions of Section 3.11 and any attempted transfer in violation of Section 3.11 shall be null and void.

(b)

Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, and upon compliance with the provisions of this Agreement relating to such transfer, the Owner Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like class and Certificate Percentage Interest dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same class in authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

(c)

Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by a member firm of the New York Stock Exchange, a commercial bank or trust company or an “eligible guarantor institution” with membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or substitution for, STAMP, all in accordance with the Exchange Act. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee or the Certificate Registrar in accordance with its customary practice.

(d)

No service charge shall be made for any registration of transfer or exchange of the Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(e)

The preceding provisions of this Section 3.4 notwithstanding, the Owner Trustee shall not make and the Certificate Registrar need not register any transfer or exchange of Certificates for a period of fifteen (15) days preceding any Distribution Date for any payment with respect to the Certificates.

SECTION 3.5.  Mutilated, Destroyed, Lost or Stolen Certificates.  If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Issuer shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like class, tenor and Certificate Percentage Interest. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 3.6.  Persons Deemed Certificateholders.  Every Person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any agent of the Owner Trustee or the Certificate Registrar shall be bound by any notice to the contrary.

SECTION 3.7.  Access to List of Certificateholders’ Names and Addresses.  Owner Trustee shall furnish or cause to be furnished to the Servicer, the Depositor or the Indenture Trustee, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer, the Depositor or the Indenture Trustee in writing, a list, in such form as the Servicer, the Depositor or the Indenture Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If Holders of Certificates evidencing not less than 25% of the Certificate Percentage Interests, apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

SECTION 3.8.  Maintenance of Office or Agency.  The Owner Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates its Corporate Trust Office, as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

SECTION 3.9.  Appointment of Paying Agent.  The Paying Agent shall make distributions to the Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee; provided that this reporting shall not be required where the Owner Trustee is serving as Paying Agent. Any Paying Agent shall have the revocable power, upon direction from the Administrator, with written copy provided to the Owner Trustee, to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. Paying Agent shall initially be [______________], and any co-paying agent chosen by [______________], and acceptable to the Owner Trustee. Paying Agent shall be permitted to resign upon 30 days’ written notice to the Owner Trustee and Servicer. In the event that [______________] shall no longer be Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to Paying Agent shall include any co-paying agent unless the context requires otherwise.

SECTION 3.10.  Form of the Certificates.  The Certificates, upon original issuance, will be issued in the form of a typewritten Certificate or Certificates representing Definitive Certificates and shall be registered in the name of Bank One Auto Securitization LLC as the initial registered owner thereof.  The Owner Trustee shall execute and authenticate, or cause to be authenticated, the Definitive Certificates in accordance with the instructions of the Depositor.  Neither Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Certificates, the Owner Trustee and each Paying Agent shall recognize the Holders of the Certificates as Certificateholders.  The Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

SECTION 3.11.  Transfer Restrictions.  (a)  No Certificate may be resold, assigned or transferred (including by pledge or hypothecation) unless such resale, assignment or transfer is (i) pursuant to an effective registration statement under the Securities Act and any applicable state securities or “Blue Sky” laws, (ii) pursuant to Rule 144A promulgated under the Securities Act (“Rule 144A”) or (iii) pursuant to another exemption from the registration requirements of the Securities Act and subject to the receipt by the Owner Trustee and the Depositor of (A) a certification by both the prospective transferor and the prospective transferee of the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Owner Trustee and the Depositor and (B) an opinion of counsel (which will not be at the expense of the Depositor or the Owner Trustee), satisfactory to the Depositor and the Owner Trustee, to the effect that the transfer is in compliance with the Securities Act, and, in each case, in compliance with any applicable securities or “Blue Sky” laws of any state of the United States.  In addition, each transferee shall provide to the Owner Trustee its tax identification number, address, nominee name (if applicable) and wire transfer instructions.  Prior to any resale, assignment or transfer of the Certificates described in clause (ii) above, each prospective purchaser of the Certificates shall have acknowledged, represented and agreed as follows:

(1)

It is a “qualified institutional buyer” as defined in Rule 144A (“QIB”) and is acquiring the Certificates for its own institutional account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs).

(2)

It acknowledges that the Certificates have not been and will not be registered under the Securities Act or the securities laws of any jurisdiction.

(3)

It is familiar with Rule 144A and is aware that the sale is being made in reliance on Rule 144A and it is not acquiring the Certificates with a view to, or for resale in connection with, a distribution that would constitute a public offering within the meaning of the Securities Act or a violation of the Securities Act, and that, if in the future it decides to resell, assign, pledge or otherwise transfer any Certificates, such Certificates may be resold, assigned, pledged or transferred only (i) to the Depositor or any Affiliate thereof, (ii) so long as such Certificate is eligible for resale pursuant to Rule 144A, to a person whom it reasonably believes after due inquiry is a QIB acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs) to whom notice is given that the resale, pledge, assignment or transfer is being made in reliance on Rule 144A, (iii) pursuant to an effective registration statement under the Securities Act or (iv) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case (A) the Owner Trustee shall require that both the prospective transferor and the prospective transferee certify to the Owner Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Owner Trustee and the Depositor and (B) the Owner Trustee shall require a written opinion of counsel (which will not be at the expense of the Depositor or the Owner Trustee) satisfactory to the Depositor and the Owner Trustee to the effect that such transfer will not violate the Securities Act, in each case in accordance with any applicable securities or “Blue Sky” laws of any state of the United States.

(4)

It is aware that it (or any account for which it is purchasing) may be required to bear the economic risk of an investment in the Certificates for an indefinite period, and it (or such account) is able to bear such risk for an indefinite period.

(5)

It understands that the Certificates will bear legends substantially as set forth in Section 3.12.

(6)

If it is acquiring any Certificates for the account of one or more qualified institutional buyers, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

(7)

It acknowledges that the Owner Trustee, the Depositor, and their Affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements.

Each transferor of the Certificates shall be required to execute or to have executed a representation letter substantially in the form of Exhibit B, and each transferee shall be required to execute or to have executed a representation letter substantially in the form of Exhibit C, or each may deliver such other representations (or an opinion of counsel) as may be approved by the Owner Trustee and the Depositor, to the effect that such transfer may be made pursuant to an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

In addition, such prospective purchaser shall be responsible for providing additional information or certification, as shall be reasonably requested by the Owner Trustee or the Depositor, to support the truth and accuracy of the foregoing acknowledgments, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Certificates.  Neither the Depositor, the Issuer nor the Owner Trustee shall be obligated to register the Certificates under the Securities Act or any state securities or “Blue Sky” laws.

In determining compliance with the transfer restrictions contained in this Section 3.11, the Owner Trustee may rely upon a written opinion of counsel (which may include in-house counsel of the transferor), the cost of obtaining which shall be an expense of the Holder of the Certificate to be transferred.

(b)  The Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title 1 of ERISA, (ii) a plan described in Section 4975(e) (1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of such plan’s investment in the entity (each, a “Benefit Plan”).  By accepting and holding a Certificate, the Holder thereof and the beneficial owner of the Certificate shall be deemed to have represented and warranted that it is not a Benefit Plan.  The Owner Trustee shall have no duty to determine whether the Certificates are owned by a Benefit Plan.

(c)

As a condition to the registration of any transfer of a Certificate, the prospective transferee of such Certificate shall represent to the Owner Trustee and the Certificate Registrar the following:

(i)

It has neither acquired nor will it transfer the Certificate or cause the Certificate to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code or a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704(b)(2) of the Code, including, without limitation, an over-the- counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(ii)

It either (A) is not, and will not become, a partnership, S corporation or grantor trust for U.S. federal income tax purposes, or (B) is such an entity, but none of the direct or indirect beneficial owners of any of the interests in such transferee have allowed or caused, or will allow or cause, fifty percent (50%) or more of the value of such interests to be attributable to such transferee’s ownership of the Certificate.

(iii)

It understands that tax counsel to the Trust has provided an opinion substantially to the effect that the Trust will not be a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and that the validity of such opinion is dependent in part on the accuracy of the representations in paragraphs (i) and (ii) above.

SECTION 3.12.  Legending of Certificates.  Each Certificate shall bear a legend in substantially the following form, unless the Depositor determines otherwise in accordance with applicable law:

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.

IT AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY ACCOUNTS FOR WHICH IT IS ACTING AS AGENT, THAT SUCH CERTIFICATE MAY BE RESOLD, ASSIGNED, PLEDGED OR TRANSFERRED ONLY (A) SO LONG AS THE CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A QIB ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QIBS) TO WHOM NOTICE IS GIVEN THAT THE RESALE, ASSIGNMENT, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (C) IF SUCH RESALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER IS MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHER SECURITIES OR “BLUE SKY” LAWS, IN WHICH CASE THE OWNER TRUSTEE SHALL REQUIRE (I) THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE OWNER TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE AND (II) A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE OWNER TRUSTEE OR THE DEPOSITOR) SATISFACTORY TO THE OWNER TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT, OR IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR JURISDICTION.  ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING RESTRICTIONS WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE CERTIFICATE FOR ALL PURPOSES.

NO INTEREST IN THIS TRUST CERTIFICATE MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF (1) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (2) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (INCLUDING, WITHOUT LIMITATION, INDIVIDUAL RETIREMENT ACCOUNTS AND KEOGH PLANS), OR (3) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH PLAN’S INVESTMENT IN THE ENTITY (EACH A “BENEFIT PLAN”).  BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

ARTICLE IV  ACTIONS BY OWNER TRUSTEE.

SECTION 4.1.  Prior Notice to Certificateholders with Respect to Certain Matters.  With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a)

the initiation of any material claim or lawsuit by the Issuer (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any material action, claim or lawsuit brought by or against the Issuer (except with respect to the aforementioned claims or lawsuits brought in connection with the collection of the Receivables);

(b)

the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(c)

the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

(d)

the amendment, change or modification of the Sale and Servicing Agreement or the Administration Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders;

(e)

the appointment pursuant to the Indenture of a successor Indenture Trustee or the consent to the assignment by the Note Registrar, the Paying Agent, the Indenture Trustee or the Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable;

(f)

except as provided in this Agreement, dissolve, terminate or liquidate the Trust in whole or in part;

(g)

merge or consolidate the Issuer with or into any other entity, or convey or transfer all or substantially all of the Issuer’s assets to any other entity;

(h)

cause the Issuer to incur, assume or guaranty any indebtedness other than as set forth in this Agreement or the other Basic Documents;

(i)

perform any act that to the actual knowledge of a Responsible Officer of the Owner Trustee conflicts with any of the Basic Documents;

(j)

perform any act which would make it impossible to carry on the ordinary business of the Issuer as described in this Agreement;

(k)

confess a judgment against the Issuer;

(l)

cause the Issuer to lend any funds to any entity;

(m)

change the Issuer’s purpose and powers from those enumerated in this Agreement; or

(n)

possess Trust assets or assign the Issuer’s right to property for other than a Trust purpose.

The Owner Trustee shall notify the Certificateholders in writing of any appointment of a successor Paying Agent or Certificate Registrar within five Business Days thereof.

SECTION 4.2.  Action by Certificateholders with Respect to Certain Matters.  The Owner Trustee shall not have the power, except upon the direction of the Certificateholders, to (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 8.1 thereof, (b) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture, (c) remove the Administrator under the Administration Agreement pursuant to Section 9 thereof or (d) appoint a successor Administrator pursuant to Section 9 of the Administration Agreement. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

SECTION 4.3.  Action by Certificateholders with Respect to Bankruptcy.  The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Issuer until the Outstanding Amount of all the Notes has been reduced to zero and without the unanimous prior approval of all Certificateholders and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Issuer is insolvent.

SECTION 4.4.  Restrictions on Certificateholders’ Power.  The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor shall the Owner Trustee be obligated to follow any such direction, if given.

SECTION 4.5.  Certificateholder Control.  Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Certificates evidencing not less than a majority of the Certificate Percentage Interests. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by the Certificateholders of Certificates evidencing not less than a majority of the Certificate Percentage Interests at the time of the delivery of such notice.

SECTION 4.6.  Execution of Documents.  Notwithstanding anything herein to the contrary, the Owner Trustee is authorized, empowered and directed, on behalf of the Trust, to execute, deliver, issue and authenticate the Certificates, to execute, deliver and issue the Notes and to execute and deliver each Basic Document to which the Trust or the Owner Trustee is or is to be a party and any other document, instrument, certificate or other writing that may be necessary, convenient or incidental thereto.  Any such execution, delivery, issuance and authentication is hereby ratified and confirmed in all respects and does not and will be deemed not to conflict with, constitute or result in a breach or violation of, or a default under, any provision of or any duty under this Agreement.

ARTICLE V  OF TRUST FUNDS; CERTAIN DUTIES.

SECTION 5.1.  Establishment of Certificate Distribution Account.  The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Issuer an Eligible Deposit Account (the “Certificate Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. Except as otherwise provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders.

SECTION 5.2.  Application of Funds in Certificate Distribution Account.  (a) On each Distribution Date, the Owner Trustee will, or will cause Paying Agent to, based on the information contained in the Servicer’s Report delivered on the related Determination Date pursuant to Section 4.9 of the Sale and Servicing Agreement, distribute to Certificateholders, as of the related Record Date, all amounts deposited in the Certificate Distribution Account pursuant to the Sale and Servicing Agreement on such Distribution Date based upon each Certificateholder’s Certificate Percentage Interest.

(b)

On each Distribution Date, the Owner Trustee shall send, or cause to be sent, to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 5.6 of the Sale and Servicing Agreement on such Distribution Date.

(c)

In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Issuer and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-United States Certificateholder), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any reasonable out-of-pocket expenses incurred.

SECTION 5.3.  Method of Payment.  Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if (a) such Certificateholder shall have provided to Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date or (b) such Certificateholder is the Depositor, or an Affiliate thereof, or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the foregoing, the final distribution in respect of any Certificate will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Owner Trustee pursuant to Section 3.8.

SECTION 5.4.  No Segregation of Monies; No Interest.  Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee or any Paying Agent hereunder need not be segregated in any manner except to the extent required by law or the Indenture or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and neither the Owner Trustee nor any Paying Agent shall be liable for any interest thereon.

SECTION 5.5.  Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others.  Subject to Section 2.6, the Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Issuer on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including, if applicable, Schedule K-1) to enable each Certificateholder to prepare its federal and state income tax returns, (c) prepare or cause to be prepared, and file or cause to be filed, all tax returns, if any, relating to the Issuer (including a partnership information return, Form 1065, if applicable), and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Issuer’s characterization as a division or branch of its 100% owner, or as a partnership, as the case maybe, for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. The Owner Trustee shall cooperate with the Depositor in making all elections pursuant to this Section as directed in writing by the Depositor.  Unless the Seller or a majority of the Certificateholders if the Seller is no longer the Certificateholder advises otherwise, in the event the Trust is characterized as a partnership for federal income tax purposes, the Trust on its return shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables and shall elect under Section 171 of the Code to amortize any bond premium with respect to the Receivables.  The Owner Trustee shall not make the election provided under Section 754 of the Code.  None of the parties hereto shall make the election provided in Treasury Regulations Section 301.7701-3(c) to have the Trust classified as an association taxable as a corporation.

SECTION 5.6.  Signature on Returns; Tax Matters Partner.  (a) Notwithstanding the provisions of Section 5.5 and subject to Section 2.6, the Seller shall sign on behalf of the Issuer the tax returns of the Issuer, if any, furnished to it in execution form by the Servicer, unless applicable law requires the Certificateholder to sign such documents, in which case such documents shall be signed by the Seller so long as it is a Certificateholder, in its capacity as “tax matters partner.”

(b)

In the event the Trust is characterized as a partnership for federal income tax purposes, and the Seller is a Certificateholder, the Seller shall be the “tax matters partner” of the Trust pursuant to the Code.

ARTICLE VI  AUTHORITY AND DUTIES OF OWNER TRUSTEE.

SECTION 6.1.  General Authority.  The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Issuer is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Issuer is named as a party and any amendment thereto, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof, and on behalf of the Issuer at the written direction of the Depositor, to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $___________, Class A-2 Notes in the aggregate principal amount of $___________, Class A 3 Notes in the aggregate principal amount of $___________, Class A-4 Notes in the aggregate principal amount of $___________ and Class B Notes in the aggregate principal amount of $___________.  In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuer pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Servicer or the Administrator recommends or directs in writing with respect to the Basic Documents, except to the extent that this Agreement expressly requires the consent of Certificateholders for such action.

SECTION 6.2.  General Duties.  It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents and to administer the Issuer in the interest of Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee or the Issuer hereunder or under any other Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.  Except as expressly provided in the Basic Documents, the Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

SECTION 6.3.  Action upon Instruction.  (a) Subject to Article IV, and in accordance with the Basic Documents, the Certificateholders may, by written instruction, direct the Owner Trustee in the management of the Issuer. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

(b)

The Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined or been advised by counsel that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law and a copy of such opinion has been provided to Seller and the Servicer.

(c)

Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document or is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted or application of such provision, and to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action or inaction to any Person.  If the Owner Trustee receives two or more sets of conflicting instructions, the Owner Trustee shall act on the instructions from the group of Certificateholders holding the largest Certificate Percentage Interest.  If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

SECTION 6.4.  No Duties Except as Specified in this Agreement or in Instructions.  The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Issuer or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

SECTION 6.5.  No Action Except under Specified Documents or Instructions.  The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

SECTION 6.6.  Restrictions.  The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Issuer set forth in Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would (i) affect the treatment of the Notes as indebtedness for federal income, state and local income and franchise tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for federal income or state income or franchise tax purposes or (iii) cause the Issuer or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation for federal income,  state and local income or franchise tax purposes.  The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

ARTICLE VII  CONCERNING OWNER TRUSTEE.

SECTION 7.1.  Acceptance of Trusts and Duties.  The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of this Agreement and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee in its individual capacity, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.4 or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee.   In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)

the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee;

(b)

the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Depositor, the Servicer, the Administrator or any Certificateholder;

(c)

no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)

under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or amounts distributable on the Certificates;

(e)

the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

(f)

the Owner Trustee shall not be liable for the default or misconduct of the Indenture Trustee, the Servicer, the Custodian or the Administrator under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Issuer under this Agreement or the Basic Documents that are required to be performed by the Indenture Trustee under the Indenture, the Servicer or the Custodian under the Sale and Servicing Agreement or the Administrator under the Administration Agreement; and

(g)

the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or written direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act.

SECTION 7.2.  Furnishing of Documents.  The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

SECTION 7.3.  Representations and Warranties.  [______________] hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

(a)

It is a [__________] duly organized and validly existing in good standing under the laws of the State of Delaware and having an office within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)

It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)

This Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

(d)

Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

SECTION 7.4.  Reliance; Advice of Counsel.  (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)

In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, but the Owner Trustee shall not be liable for the conduct or misconduct of such agents, custodians, nominees (including persons acting under a power of attorney) or attorneys selected with reasonable care and (ii) may consult with counsel, accountants and other skilled persons knowledgeable in the relevant area to be selected with reasonable care and employed by it at the expense of the Trust. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

SECTION 7.5.  Not Acting in Individual Capacity.  Except as provided in this Article VII, in accepting the trusts hereby created, [______________] acts solely as the Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

SECTION 7.6.  The Owner Trustee Not Liable for Certificates or Receivables.  The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) or the Notes, or of any Receivable or related documents or of any other Basic Document.  The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Issuer or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any other Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee, Administrator or the Servicer or any subservicer taken in the name of the Owner Trustee.

SECTION 7.7.  The Owner Trustee May Own Certificates and Notes.  The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Indenture Trustee, the Administrator and the Servicer in banking transactions with the same rights as it would have if it were not the Owner Trustee.

ARTICLE VIII  COMPENSATION OF OWNER TRUSTEE.

SECTION 8.1.  The Owner Trustee’s Fees and Expenses.  The Depositor shall cause Administrator to pay to the Owner Trustee from time to time reasonable compensation for all services rendered by the Owner Trustee under this Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). Except as otherwise expressly provided for in this Agreement, the Depositor shall cause Administrator to reimburse the Owner Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Owner Trustee in accordance with any provision of this Agreement (including the reasonable compensation, expenses and disbursements of such agents and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder), except any such expense as may be attributable to its willful misconduct, gross negligence or bad faith.

SECTION 8.2.  Indemnification.  The Depositor shall cause the Administrator to indemnify the Owner Trustee and its successors, assigns, directors, officers, employees and agents from and against, any and all loss, liability and expense (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, provided, however, that the Administrator shall not be liable for or required to indemnify the Owner Trustee from and against any of the foregoing expenses arising or resulting from any of the matters described in the third sentence of Section 7.1.

SECTION 8.3.  Payments to the Owner Trustee.  Any amounts paid to the Owner Trustee pursuant to this Article VIII and the Administration Agreement shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE IX  TERMINATION OF TRUST AGREEMENT.

SECTION 9.1.  Termination of Trust Agreement.  (a)  This Agreement (other than Article VIII) and the Issuer shall terminate and be of no further force or effect, upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V; provided, however, that in no event shall the Trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the Court of St. James, living on the date of this Agreement.   The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Issuer, nor (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)

Except as provided in clause (a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Issuer.

(c)

Notice of any termination of the Issuer, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to the Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.1(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and Paying Agent at the time such notice is given to the Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to the Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.2.

If all of the Certificateholders shall not surrender their Certificates for cancellation within sixty (60) days after the date specified in the abovementioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within sixty (60) days after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by the Owner Trustee to the Depositor.

(d)

Upon dissolution and completion of the winding up of the Trust, including the payment or making reasonable provision for payment of all obligations of the Trust in accordance with Section 3808(e) of the Statutory Trust Act, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act and thereupon the Trust and this Agreement shall terminate.  The Servicer shall act as the liquidator of the Trust and shall be responsible for directing the Owner Trustee to take all required actions in connection with the winding up of the Trust.

ARTICLE X  SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES.

SECTION 10.1.  Eligibility Requirements for the Owner Trustee.  The Owner Trustee shall at all times be a corporation (i) satisfying the provisions of Section 3807(a) of the Statutory Trust Act, (ii) authorized to exercise corporate trust powers, (iii) having a combined capital and surplus of at least $50,000,000 and (iv) subject to supervision or examination by federal or state authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.  In addition, at all times the Owner Trustee or a co trustee shall be a person that satisfies the requirements of Section 3807(a) of the Statutory Trust Act (the “Delaware Trustee”).

SECTION 10.2.  Resignation or Removal of the Owner Trustee.  The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning the Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning the Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning the Owner Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing the Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing the Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing the Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

SECTION 10.3.  Successor Owner Trustee.  Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor the Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor the Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as the Owner Trustee. The predecessor the Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor the Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such the Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and each of the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

SECTION 10.4.  Merger or Consolidation of the Owner Trustee.  Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 10.1; and provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

SECTION 10.5.  Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Issuer, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Issuer or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii)

no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)

the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI  MISCELLANEOUS.

SECTION 11.1.  Supplements and Amendments.  (a) This Agreement may be amended by the Depositor and the Owner Trustee, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that such action shall not, [as evidenced by an Opinion of Counsel delivered to the Owner Trustee or the satisfaction of the Rating Agency Condition], adversely affect in any material respect the interests of any Noteholder or Certificateholder;

(b)

This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes (voting together as a single class) and, to the extent affected thereby, the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Percentage Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Percentage Interests required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Holders of all outstanding Certificates.

(c)

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

(d)

It shall not be necessary for the consent of the Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent, where required, shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(e)

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

(f)

Prior to the execution of any amendment to this Agreement the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 11.2.  No Legal Title to Owner Trust Estate in Certificateholders.  The Certificateholders shall not have legal title to any part of the Owner Trust Estate.  The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

SECTION 11.3.  Limitations on Rights of Others.  Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Issuer, the Depositor, the Administrator, the Certificateholders, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.4.  Notices.  (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given by telecopy with receipt acknowledged by the recipient thereof or upon receipt personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested, if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Mail Code DE1-1001, 201 N. Walnut Street, Wilmington, Delaware 19801 Attention: __________; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(b)

Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

SECTION 11.5.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.6.  Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.7.  Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

SECTION 11.8.  No Petition.  The Owner Trustee (not in its individual capacity but solely as the Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against the Depositor, or solicit or join in or cooperate with or encourage any institution against the Depositor of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

SECTION 11.9.  No Recourse.  Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder’s Certificates represent beneficial interests in the Issuer only and do not represent interests in or obligations of the Seller, the Servicer, the Administrator, the Depositor, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in this Agreement, the Certificates or the other Basic Documents.

SECTION 11.10.  Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.11.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.12.  The Servicer.  The Servicer is authorized to execute on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Basic Documents. Upon written request, the Owner Trustee shall execute and deliver to the Servicer a power of attorney appointing the Servicer as the Issuer’s agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

SECTION 11.13.  Sale and Servicing Agreement.  The Owner Trustee is hereby authorized and directed to perform the duties and obligations of the Owner Trustee set forth in Sections 3.2, 4.4(b), 4.7, 5.1(c), and 8.4 of the Sale and Servicing Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

[______________], as the Owner Trustee

By:
Name:
Title:

BANK ONE AUTO SECURITIZATION LLC, as Depositor

By:
Name:
Title:

EXHIBIT A

FORM OF CERTIFICATE

NUMBER R-1	100% CERTIFICATE PERCENTAGE INTEREST

BANK ONE AUTO SECURITIZATION TRUST 200_-_

ASSET BACKED CERTIFICATE

Evidencing a beneficial ownership interest in certain distributions of the Issuer, as defined below, the property of which includes a pool of Motor Vehicle Loans sold to the Issuer by Seller.

(This Certificate does not represent an interest in or obligation of Bank One Auto Securitization LLC or any of its Affiliates, except to the extent described below.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.  IT AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY ACCOUNTS FOR WHICH IT IS ACTING AS AGENT, THAT SUCH CERTIFICATE MAY BE RESOLD, ASSIGNED, PLEDGED OR TRANSFERRED ONLY (A) SO LONG AS THE CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A QIB ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QIBS) TO WHOM NOTICE IS GIVEN THAT THE RESALE, ASSIGNMENT, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (C) IF SUCH RESALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER IS MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHER SECURITIES OR “BLUE SKY” LAWS, IN WHICH CASE THE OWNER TRUSTEE SHALL REQUIRE (I) THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE OWNER TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE AND (II) A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE OWNER TRUSTEE OR THE DEPOSITOR) SATISFACTORY TO THE OWNER TRUSTEE AND THE DEPOSITOR, TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR JURISDICTION. ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING RESTRICTIONS WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE CERTIFICATE FOR ALL PURPOSES.

NO INTEREST IN THIS TRUST CERTIFICATE MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF (1) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (2) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (INCLUDING, WITHOUT LIMITATION, INDIVIDUAL RETIREMENT ACCOUNTS AND KEOGH PLANS), OR (3) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH PLAN’S INVESTMENT IN THE ENTITY (EACH A “BENEFIT PLAN”).  BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

THIS CERTIFIES THAT BANK ONE AUTO SECURITIZATION LLC is the registered owner of a 100% Certificate Percentage Interest that is nonassessable, fully-paid, beneficial ownership interest in certain distributions of BANK ONE AUTO SECURITIZATION TRUST 200_-_ (the “Issuer”) formed by Bank One Auto Securitization LLC, a Delaware limited liability company (the “Depositor”).

The Issuer was created pursuant to an Amended and Restated Trust Agreement dated as of _________, 200_ (the “Trust Agreement”), between the Depositor and [______________], as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix X to the Sale and Servicing Agreement among the Issuer, Bank One Auto Securitization LLC, as Seller (“Seller”), Bank One, National Association as the Servicer (the “Servicer”), and [______________], as the Indenture Trustee (the “Indenture Trustee”), dated as of _________, 200_, as the same may be amended or supplemented from time to time.

This Certificate is one of the duly authorized Certificates designated as Bank One Auto Securitization Trust 200_-_ Asset Backed Certificates (herein called the “Certificates”). Also issued under the Indenture dated as of _________, 200_, between the Issuer and the Indenture Trustee, are six classes of Notes designated as _____% Class A-1 Asset Backed Notes (the “Class A-1 Notes”), _____% Class A-2 Asset Backed Notes (the “Class A-2 Notes”), _____% Class A-3 Asset Backed Notes (the “Class A-3 Notes”), _____% Class A-4 Asset Backed Notes (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Notes”) and _____% Class B Asset Backed Notes (the “Class B Notes” and together with the Class A Notes, the “Notes”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

Under the Trust Agreement, there will be distributed on the [15]th day of each month (or, if such [15]th day is not a Business Day, the next Business Day), commencing on _________ 15, 200_, to the Person in whose name this Certificate is registered at the close of business on the last day of the preceding month, such Certificateholder’s Certificate Percentage Interest in the amount to be distributed to Certificateholders on such date.

The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

It is the intent of the Seller, the Owner Trustee, and the Certificateholders that, for purposes of federal income taxes, and to the extent permitted by law, for purposes of applicable state income or franchise tax, the Trust will be disregarded as an entity apart from its owner if there is only one owner for federal income tax purposes, or, if there is more than one owner for federal income tax purposes, will be treated as a partnership the partners of which are the Certificateholders, provided, however, that if any Class of Notes is deemed for federal income tax purposes (or for purposes of any state, local or other income tax, franchise tax or other tax imposed upon or measured by net income) to represent an equity interest in the Trust, it is the intent and agreement of the parties hereto that the Trust shall, to the extent permitted by law, be treated for purposes of any such tax which treats Notes in such manner as a partnership among the affected Class of Noteholders and the Certificateholder.  The Certificateholders by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust and the Certificates for such tax purposes as just described.

Each Certificateholder, by its acceptance of a Certificate, represents that (i) it has neither acquired nor will it transfer the Certificate or cause the Certificate to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code or a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704(b)(2) of the Code, including, without limitation, an over the counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations; (ii) it either (A) is not, and will not become, a partnership, S corporation or grantor trust for U.S. federal income tax purposes, or (B) is such an entity, but none of the direct or indirect beneficial owners of any of the interests in such transferee have allowed or caused, or will allow or cause, fifty percent (50%) or more of the value of such interests to be attributable to such transferee’s ownership of the Certificate; and (iii) it understands that tax counsel to the Trust has provided an opinion substantially to the effect that the Trust will not be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and that the validity of such opinion is dependent in part on the accuracy of the representations in paragraphs (i) and (ii) above.  Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor, or join in or encourage any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder’s Certificates represent beneficial interests in the Issuer only and do not represent interests in or obligations of the Depositor, the Servicer, Administrator, Seller, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in the Trust Agreement, the Certificates or the Basic Documents.

The Certificates may not be acquired by or for the account of or with the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title 1 of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (each, a “Benefit Plan”). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan and is not purchasing on behalf of a Benefit Plan.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Certificate to be duly executed.

BANK ONE AUTO SECURITIZATION TRUST 200_-_

By:	[______________] not in its individual capacity, but solely as Owner Trustee

Dated:________________   By:_______________________________________

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[______________], as Owner Trustee

By:
Authenticating Agent
By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

_____________________________________________________________________

(Please print or type name and address, including postal zip code, of assignee)

_____________________________________________________________________

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________ Attorney to

transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:________________              ______________________________________

__________________________________*
Signature Guaranteed:

__________________________________*

___________

*NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

EXHIBIT B

FORM OF TRANSFEROR CERTIFICATE

[Date]

Bank One Auto Securitization Trust 200_-_,

  as the Issuer

c/o [______________],

      as Owner Trustee and

      as Certificate Registrar

[________________]

Ladies and Gentlemen:

In connection with our proposed sale of the 100% Asset Backed Certificates (the “Certificate”) of Bank One Auto Securitization Trust 200_-_ (the “Issuer”), a trust formed by Bank One Auto Securitization LLC (the “Depositor” or “Seller”), we confirm that:

a.

The Transferor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever.

b.

Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect  to the Certificate, any interest in the Certificate or any other similar security be means of general advertising or in any manner, or (e) taken any other action with respect to the Certificate, any interest in the Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution under the Securities Act of 1933 (the “Securities Act”), or would render the disposition of the Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Certificate pursuant to the Securities Act or any state securities laws.

c.

The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is either (a) a “qualified institutional buyer” (as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act) purchasing for its own account or (b) either (i) an “accredited investor” within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or (ii) an entity in which all the equity owners are “accredited investors” within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificate.

d.

Unless the Transferee is either (a) an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or (b) an entity in which all the equity owners are “accredited investors” within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act that is furnishing a Transferee Certificate in the form of Exhibit B-3 to the Pooling and Servicing Agreement, the Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the  Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

e.

The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Motor Vehicle Loans, (c) the Sale and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that the Transferee has requested.

Very truly yours,

Print Name of Transferor
________________________________

By:_____________________________
Name:__________________________

EXHIBIT C

FORM OF TRANSFEREE CERTIFICATE

[Date]

Bank One Auto Securitization Trust 200_-_,

  as the Issuer

c/o [______________],

         as Owner Trustee and

         as Certificate Registrar

[_______________]

Ladies and Gentlemen:

In connection with our proposed purchase of the 100% Asset Backed Certificates (the “Certificates”) of Bank One Auto Securitization Trust 200_-_ (the “Issuer”), a trust formed by Bank One Auto Securitization LLC (the “Depositor” or “Seller”), we confirm that:

a.

We are a “qualified institutional buyer” as defined in Rule 144A (“QIB”) and are acquiring the Certificate for its own institutional account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs);

b.

We acknowledge that the Certificates have not been and will not be registered under the Securities Act or the securities laws of any jurisdiction;

c.

We are familiar with Rule 144A and are aware that the sale is being made in reliance on Rule 144A and we are not acquiring the Certificates with a view to, or for resale in connection with, a distribution that would constitute a public offering within the meaning of the Securities Act or a violation of the Securities Act, and that, if in the future we decide to resell, assign, pledge or otherwise transfer any Certificates, such Certificates may be resold, assigned, pledged or transferred only (i) to the Depositor or any Affiliate thereof, (ii) so long as such Certificate is eligible for resale pursuant to Rule 144A, to a person whom we reasonably believe after due inquiry is a QIB acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs) to whom notice is given that the resale, pledge, assignment or transfer is being made in reliance on Rule 144A, (iii) pursuant to an effective registration statement under the Securities Act or (iv) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case (A) the Owner Trustee will require that both the prospective transferor and the prospective transferee certify to the Owner Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Owner Trustee and the Depositor and (B) the Owner Trustee will require a written opinion of counsel (which will not be at the expense of the Depositor or the Owner Trustee) satisfactory to the Depositor and the Owner Trustee to the effect that such transfer will not violate the Securities Act, in each case in accordance with any applicable securities or “Blue Sky” laws of any state of the United States;

d.

No Certificate may be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title 1 of ERISA, (ii) a plan described in Section 4975(e) (1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of such plan’s investment in the entity (each, a “Benefit Plan”).  Each Person who acquires any Certificate or interest therein will certify that the foregoing conditions are satisfied;

e.

We are aware that we (or any account for which we are purchasing) may be required to bear the economic risk of an investment in the Certificates for an indefinite period, and we (or such account) are able to bear such risk for an indefinite period;

f.

We understand that the Certificates will bear legends substantially as set forth in Section 3.12 of the Trust Agreement;

g.

If we are acquiring any Certificates for the account of one or more qualified institutional buyers, we represent that we have sole investment discretion with respect to each such account and that we have full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account; and

h.

We acknowledge that the Owner Trustee, the Depositor, and their Affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:________________________________

Name:

Title: